Morgan Grenfell SMALLCap Fund
Procedures Pursuant to Rule 10f-3
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					SECURITIES PURCHASED		COMPARABLE SECURITY #1		COMPARABLE SECURITY #2
(1) Names of Underwriters	Credit Suisse First 		Morgan Stanley & Co.; BT 	Morgan Stanley & Co.;
					Boston, Hambrecht & 		Alex. Brown; Dain Rauscher 	BancBoston Robertson
					Quist, Morgan Keegan, 		Wessels; Banc of America 	Stephens, Inc.; Dain
					BancBoston Robertson 		Securities LLC; BancBoston 	Rauscher  Wessels;
					Stephens, Dain Rauscher 	Robertson Stephens Inc.; L.H. Hambrecht & Quist LLC;
					Wessels, Deutsche Bank 		Friend, Weinress, Frankson & 	Hoefer & Arnett, Incorporated;
					Securities, Invemed 		Presson; Edward D. Jones & 	Edward D. Jones & Co., L.P.;
					Associates, Needham, 		Co., L.P.; Morgan Keegan & 	Ladenburg Thalmann & Co.
					Charles Schwab, SG 		Company, Inc.; Needham & 	Inc..; NationsBanc Montgomery
					Cowen Securities, 		Company, Inc.; Brad Peery  	Securities LLC; Brad Peery
					Soundview, US Bancorp 		Inc.; Soundview Technology 	Inc.; Raymond James &
					Piper Jaffray			Group, Inc.; U.S. Bancorp 	Associates, Inc.; U.S.
										Piper Jaffray Inc.		Bancorp Piper Jaffray
															Inc.; Wasserstein Perella 															Securities, Inc.

(2) Names of Issuer 		Gadzooks Networks, Inc.		Brocade Communications 		Copper Mountain Networks Inc.
										Systems

(3) Title of Security		Gadzooks Networks, Inc.		Brocade Communications SystemsCopper Mountain Networks Inc.
					Common Stock			Common Stock			Common Stock

(4) Date of First Offering	July 19, 1999			May 25, 1999			May 13, 1999

(5) Amount of Total Offering	3,500,000 shares			3,000,000				4,000,000

(6) Total Value of Offering	$73,500,000				$61,750,000				$84,000,000

(7) Unit Price			$21.00				$19.00				$21.00

(8) Underwriting Discount	$1.47 (7%)				$1.33 (7%)				$1.47 (7%)

(9) Dollar Amount Purchased	$23,100				NA					NA

(10) Number of Shares
	Purchased			1,100					NA					NA

(11) Years of Continuous
	Operation			The company has been in 	NA					NA
					continuous operation for
					at least three years

(12) % of Offering Purchased
	by Fund			0.0314				NA					NA

(13) % of Offering Purchased
	by Associated Investment
	Companies			0.0028				NA					NA

(14) % of Offering Purchased
	by Fund and Associated
	Funds (Limited to 25%
	of the Offering)		0.0342				NA					NA

(15) Name(s) of Underwriter(s)
	or Dealer(s) from
	whom Purchased		Credit Suisse First Boston, 	NA					NA
					Hambrecht & Quist, Morgan
					Keegan
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